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                                POWER OF ATTORNEY


     The undersigned Director of Ackerley Communications, Inc. (the "Company") hereby appoints each of Barry A. Ackerley and Denis M. Curley his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to cause the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the signing of any such instrument to be conclusive evidence that the attorney considers such instrument necessary or desirable), hereby granting to each such attorney power to act with or without the other and with full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereby.

     Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following person in the capacity indicated on this 12th day of December, 1994.



                                /s/ Michel C. Thielen
                              ------------------------------------
                              Michel C. Thielen
                              Director





                                                   EXHIBIT 24.1